EXHIBIT (a)(1)

                                    AGREEMENT
                                     between
                           BAKERY, CONFECTIONERY, AND
                                TOBACCO WORKER'S
                              INTERNATIONAL UNION,
                              AFL-CIO, LOCAL NO. 66
                                       and
                             DOUGHTIE'S FOODS, INC.



                                 For the period:

                    November 2, 1998 through November 9, 2001

[Index omitted]

THIS AGREEMENT is made this 2nd day of November, 1998, by and between DOUGHTIE'S FOODS, INC., hereinafter referred to as "COMPANY" and the BAKERY, CONFECTIONERY, AND TOBACCO WORKER'S INTERNATIONAL UNION, Local No. 66, affiliated with the BAKERY, CONFECTIONERY AND TOBACCO WORKER'S INTERNATIONAL UNION, AFL-CIO hereinafter referred to as "UNION".

WITNESSETH

That for the purpose of mutual understanding and in order that a harmonious relationship may exist between the Company and the Union to the end that continuous and efficient service will be rendered to and by both parties for the benefit of both, it is hereby agreed that:


 ARTICLE I.                RECOGNITIONS & UNION SECURITY

Section 1. - Recognition

The Company recognizes the Union as the exclusive representative for the purpose of collective bargaining with respect to rates of pay, hours of employment of the employees and other conditions of employment in the classifications listed in Appendix A, attached hereto, located in its Portsmouth, Virginia plant and it's leased annex facility in Norfolk, Virginia. This recognition will not be extended to any new types of businesses the Company may develop unless that business is performed in the Portsmouth, Virginia plant or the currently leased annex facility in Norfolk, Virginia. Should Doughtie's Foods relocate its current facilities within the Hampton Roads area, the recognition criteria above would be extended to those new facilities.

Section 2. - Discrimination

Both of the parties to this Agreement agree that they will not discriminate against any employee or prospective employee because of his/her age, sex, religion, national origin or Union affiliation.

Section 3. - Plant  Visitations

The business representative of the Union, bearing credentials from the Union, shall be allowed in the plant for the purpose of conducting Union business during working hours at reasonable times provided that there shall be no interference with work. Union representative will provide advance notice to the company and will check in with management upon arrival.

Section 4. - Union Initiation Fees and Dues

The Company will deduct from the pay of the employees covered by this agreement, who authorize it to do so, Union initiation fees and monthly dues during the time of this agreement, and any extension thereof, unless and until any such authority is revoked, in writing, by the employee who has authorized such deduction. It is further agreed that, in the event Union ceases to be the representative of the employees, all authorization for the said deductions shall be considered revoked, canceled and ineffective for any and all purposes. The Company shall be required to deduct Union fees and dues which it is authorized to deduct, as herein above provided, weekly in the amount of $4.84 and the company shall not be required to deduct dues in excess of the current weekly dues and delinquent dues for two weeks. The Company agrees to remit once each month the total amount of fees and dues collected as hereinabove provided to such official as Union may designate.

The Company shall not be required to accept any authorization for such deductions unless such authorization is in the following form:

"ASSIGNMENT OF UNION DUES"

Date___________________________________

I,   ___________________________,   an  employee   of___________________  hereby
authorize said Company to deduct from my wages the sum of $ _____________for initiation fee and each week thereafter my Union membership dues in accordance with the by-laws of the Bakery, Confectionery, and Tobacco Worker's International Union, Local No. 66, AFL-CIO, of which I am a member. I further authorize the amount so deducted to be turned over each month to the Financial Secretary of said Union.

This authorization and assignment shall be effective until the anniversary date of the current Labor Agreement between the Company and the Union, or for one year from the date hereof, whichever period shall be shorter. Upon failure to give the Bakery, Confectionery and Tobacco Worker's International Union, Local No. 66, and my employer written notice within ten (10) days before the anniversary date, that I do not want to renew this assignment, then this agreement shall continue in force and effect and automatically renew itself for a period of one year and from year to year thereafter, until such notice is given.

Given under my hand and seal this ______________ day of  _____________________ ,
 .

                        _________________________ (SEAL)


Section 5. - Shop Steward

The union may appoint or elect members of this local to act as shop stewards, whose duty it shall be to see that this agreement is not broken by either the Company or the Union.

The shop steward or business representative of the Union will at all times, upon request, have the right to take up any questions with management, with or without the employee involved. This will be done at a time mutually agreed by both parties.

Section 6. - Joint Literacy Clause

The Company and the Union shall appoint a joint committee, which shall meet over the life of the agreement to develop joint approaches to promoting "work place literacy." The committee shall attempt to determine the extent to which the employees need to improve their reading and written communication skills and the extent to which instruction in the English language is needed. The committee shall also compile an estimate of what resources are needed to establish this program which will meet the needs of the employees and the company.

If the parties agree to establish such programs it is understood that the program will be funded by the company, and will include union participation in course design and content.

If an employee is taken off the job to participate in planning meetings, it is further agreed that the Company will pay the union members of the joint committee at their regular straight time spent at the meeting.

Section 7. - Technology Clause

The Company agrees to provide the training and retraining necessary for present employees to acquire the necessary skills to perform work on new equipment, including any newly created jobs, or to perform other work to which they might be reassigned or transferred. The Company will notify the department shop steward and the business agent or chief steward of these changes or job openings as they occur.

Section 8. - Orientation Clause

Upon hiring new employees, the Company agrees to introduce new employee to department union steward.

 Article II.                        MANAGEMENT RIGHTS

Union recognizes that, subject to the express provisions of this agreement, the supervision, management and control of the Company's business operations, working forces and premises are exclusively vested in the Company. Without limiting the generality of the foregoing, Union recognizes that, subject to the express provisions of this Agreement, the following rights are vested exclusively in management: to plan, direct and control the Company's business, operation location, methods and working force; to hire, suspend, assign, promote, demote, transfer or lay-off employees and to discipline or discharge employees for just cause; to determine reasonable standards of performance; to introduce or discontinue any operation; and to require employees to observe the Company's rules and regulations not inconsistent with this Agreement.


 Article III.                               SENIORITY


Section 1. - Probationary Period

During the first sixty (60) calendar days of employment, a new employee shall be on a trial basis, shall not acquire seniority rights, and may be discharged at the discretion of the Company. Probationary employees will be supplied with temporary foot covering during this period in processing areas only.


Section 2. - Application of Seniority

In the matter of filling a job vacancy or in making lay-offs, and recalls, the ordinary rules of seniority and fitness for the work shall apply.

All employees have seniority rights in all departments.

Drivers with five (5) years of more seniority will not be used as extras more than once each week unless on the day they are extra, they end up running a route on the day they are an extra. Anytime during the week they are an "extra" and end up running a route will not count towards the "once-per-week" extra assignment rule. Additionally, Drivers with five (5) or more years seniority will not be considered for "extra" driver assignment on Saturdays without the Driver's permission.

Any employee's seniority shall be broken if he:

1. Quits.
2. Is discharged.
3. Is absent on any three (3) days without notice or excuse mutually agreeable to employer and employee. 4. Fails to report after a lay-off within seven (7) calendar days after the Company sends to the last address known to the Company a written notification to return to work. 5. Has been out of employment by the Company for a period of six (6) months. 6. Has been out of bargaining unit for 91 days. 7. When two (2) or more employees are hired on the same day, the Company shall determine their relative seniority.

Section 3. - Job Vacancies

When new jobs are created or vacancies occur, notice of the availability of such job shall be posted for a period of seventy-two (72) hours (excluding Saturday and Sunday hours) for bids. In the event that an eligible bidder is on vacation during such seventy-two (72) hour period and the job is awarded to another employee, the vacationing employee shall have the right to bid on such jobs within forty-eight (48) hours of his/her returning from vacation. If the employee returning from vacation is the ultimately successful candidate, the previously selected employee shall be returned to his/her previous position at his/her prior rate of pay for such previous position.

The Company will move the  transferred  employee to the new  position  within 30 calendar days with the exception of special circumstances. Under no circumstances will the move not be made within 90 days without mutual agreement between the Company and the employee. The employee chosen for the job shall be given a fifteen (15) working day training period. The Company will evaluate the employee's performance with the employee within the fifteen (15) day training period if the employee's performance is unsatisfactory. An additional period of up to five (5) working days will be allowed, if required to allow the employee at least five working days to correct unsatisfactory performance. At the end of the training period of which he/she has not done the work satisfactorily, which determination shall be made solely by the Company, he/she shall be returned to his/her old job at his/her former rate of pay. If the training employee's job performance jeopardizes safety, equipment, or business, the employee shall be immediately removed from the new position and returned to their old job.

In the event of a vacancy occurring for a truck driver job, the successful bidder must have a Department of Motor Vehicle driving record acceptable by the Company, must pass a written examination for drivers, and also successfully be certified in a road test as possessing sufficient driving skill to operate safely the type of commercial motor vehicle used by the Company. (No unqualified employees will be required to operate a motor vehicle.). All other provisions set forth in the previous paragraph shall be applicable. Truck drivers must have a Department of Motor Vehicles driving record acceptable by the Company, and have a Commercial Drivers License.

Section 4. - Job Transfers

Job transfers between any classification will be authorized. Employees may not transfer into another position until after they have been employed one year. Employees with less than one year will be authorized to sign postings; but will not be eligible for transfer unless management authorizes. Employees with a disciplinary suspension on file within the last 180 days on the job will not be permitted to transfer. When an employee does transfer from one position to another, they will not be permitted to transfer again for one year unless management initiates the transfer. If the senior person that has signed the job posting is disqualified for reasons above, the next senior person will be selected. If none of the employees signing the job posting is qualified, the position will be posted one additional time before the Company hires from outside the Company.

Section 5. - Extra Work (Does not apply to the continuation of regular shift work).

Extra work shall go to the employee with the most seniority in the employee's respective division (manufacturing or distribution) as long as this employee is qualified to perform the necessary job (which qualification will be determined by management). If no senior employee desires the extra work, the least senior employee is required to work. This does not apply to the continuation of regular shift work.

Section 6. - Lay-off

Lay-offs; with the exception of drivers, will be accomplished by seniority. Probationary employees shall be laid off first. If further layoffs are necessary, the last person hired shall be the first laid off. In the event of recall, employees shall be recalled in the reverse order of layoff subject to the same condition.

Truck Driver lay-offs; The driver with the least seniority will be the driver who will be laid off. If this driver has the lowest seniority in the Division, he will be on lay-off status. If this driver is not the lowest senior employee, this driver will be transferred to the lowest senior employee's job in their division. At that point the lowest senior person will go on lay-off status.


 Article IV.               HOURS OF WORK & OVERTIME

Section 1. - Workweek

A. The regular workweek shall begin at 12:01 a.m. on Sunday and conclude at 12:00 p.m. midnight Friday and employees must report to work at any scheduled time except in the case of a bona fide emergency. An emergency shall be defined as a natural disaster, fire, any other act of God or a customer service related emergency. Employee must report to work when requested by their supervisor in the case of a bona fide emergency. Any employee required to work in excess of eight (8) hours in any day or forty (40) hours in any workweek shall be paid overtime as provided in this Agreement. All work performed on Saturday shall be paid at the rate of time and one-half (1 1/2).

B. It is agreed that six (6) minutes per day is a reasonable time for clocking in after the scheduled start time before any employee is considered tardy. If an employee punches in after the scheduled start time more than twice in any week, the six (6) minute grace period will be waived and the third late incident in a week will be considered a tardy for reporting purposes.

C. The day will begin at the posted scheduled time and end when the supervisor authorizes the employee to leave.

Section 2. - Posting of Work Schedule

Schedules should be posted on Wednesday of each week and in no case later than Thursday, showing the work days and hours of each employee for the workweek Sunday through Saturday. Every effort shall be made to adhere to this schedule as closely as possible but both parties should understand that some variable may occur due to the nature of the business.

Section 3. - Daily Guarantee and Call In

A. Each regular employee who reports for work upon request by management, shall be guaranteed not less than thirty-six (36) hours per week, provided they do whatever work is assigned to him or her. When a holiday occurs in a workweek, each employee shall be guaranteed not less than twenty-eight (28) hours work per week.

Such guarantee is contingent upon there being no emergency condition beyond the Company's control, which prevents or interferes with the normal operation of the business.


B. Whenever any truck driver is scheduled to report to work and does report at the time specified, such employee shall be guaranteed two (2) hours pay, provided that said employee remains on the job until released by the night dispatcher. The night dispatcher has permission to retain any driver if required by management. The two (2) hour pay will include the time while waiting for the dispatcher's release.

Drivers with higher seniority who come to work and find their route has been cut, can bump the driver with less seniority, only if the senior driver can perform the route within 1 1/2 hours of Roadnet time. Any driver who reports to work and then tells management that they cannot work for any reason will not be guaranteed two hours pay.

Section 4. - Overtime

A. Rate of Pay. Each employee shall be paid for all work performed in excess of eight (8) hours a day or forty (40) hours in a regular workweek at the rate of one and one-half (1 1/2) times his regular straight time hourly rate, whichever is greater but not both.

B. No Pyramiding of Overtime. Time and one-half (1 1/2) shall be paid on the weekly or daily basis, whichever is greater, but in no case both. In other words, any hours for which overtime is payable on a daily basis shall be set aside or excluded in determining the amount of overtime on a weekly basis.

C. Rest Period Overtime. Each employee is entitled to an unbroken rest period of at least twelve (12) hours between shifts, and any employee, except for truck drivers, requested to work during his/her twelve (12) hour rest period shall be paid for such work at the rate of one and one-half (1 1/2) times his/her regular straight time hourly rate provided they do whatever work is assigned to them. Truck drivers should have at least an eight (8) hour rest period between shifts. No disciplinary action may be taken against a truck driver unless he/she has had his or her eight (8) hours rest period.

D. Offsetting of Overtime. No employee shall be given time off for the purpose of offsetting overtime.

Section 5. - Incentive Programs

The Union has agreed to allow the Company to initiate, install and operate incentive programs, which will allow employees to earn extra dollars over their regular pay.


 Article V.                         REST AND LUNCH PERIODS

Section 1. - Rest Periods

A. Each employee shall be given a fifteen (15) minute paid rest period during the third (3rd) hour of work and a fifteen (15) minute paid rest period during the seventh (7th) hour of work. An unpaid lunch period of thirty (30) minutes shall be given after the fourth (4th) hour of work and be completed by the end of five and one-half (5 1/2) hours of work. If any employee is required to work ten (10) or more hours in one day, an additional fifteen (15) minute period of rest shall be given such employee at the end of the tenth (10th) hour.

B. When a driver is required to work in excess of ten (10) hours in any one day, the Company shall provide a $3.75 supper allowance to said employee. In the event of an emergency arising due to mechanical or tire failure beyond the driver's control which necessitates a delay beyond twelve (12) hours, the driver affected shall receive an additional $1.25 supper allowance.

Section 2. - Physical Relief

Necessary physical relief will be granted within reason without discrimination of any source. Physical relief is defined as bladder, or intestinal relief. Freezer and Seafood Department workers will be permitted to come out of the freezer for five (5) minutes to get warm after any continuous exposure in the freezer of ninety (90) minutes.

Section 3. - Drinking Water

Cool drinking water is to be available at all times for the employees in their working areas.

Section 4. - Lunch Periods

A thirty (30) minute period shall be allowed for lunch each day, and such lunch period shall be excluded from the working hours. In an emergency, which shall be determined solely by the Company, the Company may schedule a sixty (60) minute lunch period all of which time shall be excluded from working hours.

All employees, with the exception of drivers on the road, will be required to punch out and in for their lunch period.

 Article VI.                     WAGES & CLASSIFICATIONS

The classifications and rate of pay are set forth in Appendix A, which is attached hereto and made a part hereof.


 Article VII.                               HOLIDAYS/SICK LEAVE

Section 1. - Holidays

Each employee shall receive the following holidays with eight (8) hours pay:

New Years Day                       Thanksgiving Day
Memorial Day                        July 4th
Christmas Day                       Labor Day

Those employees who work on a holiday shall observe a work holiday within ninety
(90) days of such holiday. The exact day shall be mutually agreed upon by the Company and employee. If an employee is denied the day off that is requested to be taken as a result of having worked a holiday, they will be given an additional 30 day period to take the day off. The employee must complete and turn in to their supervisor a written extension request form which will be provided by Management.

In addition to the above holidays, an employee shall receive one personal holiday per calendar year of his/her choosing as long as fourteen (14) days notice is given to management. This holiday cannot conflict with another employee's personal holiday, or the three holiday weeks, or for Day Warehouse Shift employees, the week before the Food Show , which are set aside as "no vacation weeks" by management.

Section 2. - Qualifications of Holiday Pay

A. In order to receive pay for any such holiday, the employee must have been in the employ of the Company for at least thirty (30) calendar days and worked his/her regular scheduled work day preceding and his her regular scheduled work day next following such holiday. In the event that an employee is unable to complete his/her regular scheduled work day preceding, immediately following, or the day of the holiday, he/she shall receive a pro-rata amount of holiday pay in direct proportion to the hours worked on either day, provided that such employee is excused by his/her supervisor.

B. If an employee is required to work on a holiday, he/she shall receive one and one-half (1 1/2) times his/her regular straight time hourly rate for all hours worked on such holiday in addition to his/her holiday pay. An employee who is scheduled to work on any holiday and does not work shall receive no pay for such holiday.

C. If an employee is absent on any such regular scheduled work day due to a bona-fide excuse or sickness that can be legitimately documented prior to or after a holiday, or on the actual holiday that said employee is scheduled to work, they shall receive their holiday pay provided they have performed work within the two (2) week period prior to the holiday week or during the holiday work week itself. In the event that a dispute arises over the legitimacy of documentation, the Company and the Union agree that it shall be resolved by the use of the grievance procedure, short of arbitration.

D. If an employee works on a holiday, the hourly rate of the holiday shall equal the pay of the job the employee is doing on that day.

Section 3.  Sick Leave

         Effective January 1, 1999, Employees will be entitled to two (2) paid sick days per calendar year. Any sick day paid will not be counted as a day of absence against the employee's attendance record.


 Article VIII.                              VACATIONS

Section 1.

Regular employees who work not less than 1600 hours in their anniversary year shall be entitled to vacation with pay, as follows:

One week................................... after one year of employment
Two weeks................................. after three years of employment
Three weeks.............................. after eight years of employment
Four weeks................................ after twelve years of employment
Five weeks................................ after eighteen years of employment

Regular part-time employees are employees regularly scheduled to work at least three (3) six (6) hour work days a week. The yearly minimum work requirement of a part-time employee for vacation shall be 750 hours and after one (1) year of employment, part-time employees who qualify shall be given a pro-rated vacation based on the above schedule for regular employees.

No employee, either regular or part-time, shall be entitled to a vacation until he/she has been on the active payroll for period of one (1) year.

A regular employee or a regular part-time employee, who due to illness, injury, or pregnancy leave, works less than the time above required for a vacation, shall be entitled to a pro-rated vacation and pay therefore, based upon actual number of hours worked during the above required length of service for a vacation.

Section 2.

Vacation pay for regular employees shall be forty (40) times the employee's regular straight time hourly rate for each week of vacation.

In order to receive such vacation pay, an employee must leave work for the applicable vacation period.

Section 3.

If an employee has earned a two (2) or more weeks vacation, he/she may take his/her weeks consecutively. The vacation period shall be between January 1st and December 31st. The vacation schedule for the ensuing year shall be posted during the entire month of December and each employee shall select his/her vacation time therefrom for the ensuing year in accordance with their seniority: employees with eight (8) years or more seniority will make their selection during the first week; employees with five (5) years or more seniority will make their selection during the second week; employees with three (3) years or more seniority will make their selection during the third week and the remainder of the workforce will make their selection during the fourth week. A seniority list will be posted beside the vacation schedule so there will be no questions regarding seniority. When the vacation list has been approved by the Company, no changes will be made, except by mutual agreement and under no circumstances may a more senior employee "bump" a lesser senior employee.

Whenever a holiday listed in Article VIII, Section 1, falls within an employee's vacation period, the employee shall receive an extra day's pay in addition to his/her vacation pay if its is mutually agreeable to both the Company and the Union.

Because of peak demand in our business, the week before each of the following holidays will not be available to employees. These holiday weeks are Memorial Day, 4th of July and Labor Day. The week that the holiday is celebrated will be available. The week before the Food Show will not be available for Day Shift Warehouse employees.

Section 4.

Each employee shall receive his/her vacation pay immediately before his/her vacation starts.

Section 5.

Any employee whose service is terminated after his/her first service anniversary shall, unless he/she was discharged for dishonesty, be entitled to vacation pay in accordance with the following schedule:

Completed Months of Service
Since Last Service Anniversary                          Vacation Pay
------------------------------                          ------------

Less than six (6) months.....................................None
Six (6) months.............................................. 6/12
Seven (7) months...........................................  7/12
Eight (8) months...........................................  8/12
Nine (9) months............................................  9/12
Ten (10) months.............................................10/12
Twelve (12) months..........................................11/12

If an employee has been granted a vacation prior to the end of the anniversary year which entitled him to such vacation and fails to complete the year of service required for such vacation, he/she shall refund the Company the difference between the vacation pay he/she received and the pro-rated amount he/she would have been paid by reason of his/her service having terminated prior to the end of his/her anniversary year.


 Article IX.                        LEAVES OF ABSENCE

Section 1. - Military Leaves

Company and Union agree to abide by the terms of the Selective Service and Training Acts, as amended from time to time, or any other applicable law.

Section 2. - Family and Medical Leave

The Company agrees to comply with all federal regulations pertaining to the 1978 Amendments to the Civil Rights Act of 1964 with reference to pregnancy discrimination and as well as the Family and Medical Leave Act.


Section 3. - Union Business Leave

The Company agrees, if reasonably possible, to give time off without pay, to any official of the Union who may have any Union business to which he/she has to attend at that time. The union official must notify the company in advance of schedule posting in writing of foreseen absences for union business. The Company will make reasonable exceptions for justifiable unforeseen union business reasons. The Company will notify the union official that permission has been granted or that they are requested to meet with the company to discuss the issue further as soon as reasonably possible. No more than two employees from each department shall be off at the same time to conduct union business. Any request for an exception to that number shall be submitted in advance to management who will not unreasonably withhold approval. Additionally, in the event that Union shall select an employee as Business Representative, the Company agrees to let him/her leave its employ with the understanding that he/she may return to work at any time with standing and seniority comparable to that which he/she enjoyed at the time he/she left.

Section 4. - Funeral Leave

It is agreed, in the event of a death in the immediate family, the employee shall be granted three (3) days to attend the funeral. If any of these three (3) days are working days, the employee shall suffer no loss in pay. The requirements for the funeral leave period shall begin on the first full day of absence following death and end on the day of the funeral. If in the opinion of management, travel considerations in attending a funeral are involved, up to two
(2) calendar days immediately following the funeral may be considered as part the funeral leave period. The term "immediate family" shall mean: Father, Mother, Son, Daughter, Brother, Sister, Husband, Wife, Father-in-law, Mother-in-law, Daughter-in-law, Son-in-law, Grandparents, and Grandchildren. Proof of death and relationship of deceased is necessary before funeral leave will be paid.


Section 5. - Jury Duty

Any full time employee who has been in the continuous employee of the Company for three (3) months or more, and who is required to serve as a juror shall be paid eight (8) hours daily at his or her regular straight time hourly rate (excluding premiums or overtime) less such amount of compensation allowed by the courts for his or her service, subject to the following conditions:

A. If on the day the employees serve on the jury they also work for the Company, they shall receive no extra compensation: if they work their regular gang time. In no event shall such difference payments exceed fifteen (15) work days in one
(1) year because of required jury duty.

B. No difference payments for jury duty shall be paid to employees who fail to report for work and work the hours on any scheduled work day on which their service is not required in court.

C. Employees who have received an official summons to serve as jurors shall give notice and proof of such summons to their foreman a reasonable time in advance of the date on which they are to serve.

D. At the end of the employee's service as juror, the employee shall obtain from the Clerk of the Court statements showing the time served and the amount paid to them as compensation for their services as jurors and shall promptly submit such statements to the Time Office.

Section 6.  Court Summons/Appearances

The Company agrees to allow unpaid time off for court dates provided proof is shown to the employee's supervisor in writing before the court date. The Company will determine the validity of the documentation.



 Article X.                         HEALTH AND WELFARE

Section 1. - General

The Company agrees to maintain the following Group Insurance Plan during the term of this agreement. This does not cover any work related accidents that are covered by Workers Compensation.

Schedule of Benefits:

A.       Death Benefit ......................................$10,000.00
         Accidental Death and Dismemberment................. $10,000.00
         Weekly Accident and Sickness Benefit.................up to $175.00
         (Maximum of thirteen (13) weeks)
         a. Equal to 66 2/3 percent of an employees straight time hourly wages with maximum of $175.00 per week. b. Benefits shall begin on the first day of an accident and the fourth day of an illness.

B. Hospital/medical, dental and prescription drug coverage shall be available to employees at their option as provided under the terms and conditions stated in the current negotiated insurance policy . Premiums for employee and dependent coverage shall be paid by employees as provided in the attached Schedule A. Premiums for dependent and employee coverage shall be increased to cover the increased cost over and above the present coverage. The Company agrees to reopen negotiations on the hospital plan if a new hospitalization program is adopted by the Company if the new insurance carrier proposes to implement any changes that might affect contractually negotiated benefits.

Section 2. - Employee Compliance

Employees shall comply with all regulations of the Company insurance carrier in regard to all benefits provided in this article.

Section 3. - Employee Qualification

Any new employee  shall qualify for such benefits upon the  completion of ninety
(90) days continuous full-time service.



 Article XI.                        GENERAL PROVISIONS

Section 1. - Bulletin Boards

Enclosed bulletin boards shall be provided by the Company for official business. Other bulletin boards will be available for social notices. A signed copy of this agreement shall be posted on such.

Section 2. - Medical Examinations

The Company agrees to pay for any doctor's examination which may be necessary to obtain employment in the plant. If an employee is required to undergo a medical examination or drug/alcohol screening, the Company will pay the employee for time lost up to two hours unless the drug/alcohol screening results are positive.

Section 3. - Uniforms

The Company agrees to furnish all clothing and equipment currently necessary for the employee to do the required job without charge. Any employee leaving the Company must return any issued clothing or equipment. Failure to return any issued clothing or equipment upon leaving the Company will result in the replacement value of the missing item being withheld from the employee's final paycheck. It is understood that the truck drivers shall contribute $2.50 per week to the laundering fee for the uniforms provided by the Company. The Company further agrees to furnish boots to production employees whose jobs necessitate wearing them.

Section 4. - Back Safety Support

The union has requested that back safety belts be worn by union employees when performing tasks that involve lifting. The company has agreed to purchase safety belts and split cost 50% with any employee wishing to wear such belt. The employee will initiate such request to obtain a belt with their supervisor.

The employee who receives such belt must adhere to the following procedures: a. The belt must be brought to work daily. b. The belt must be worn during the lifting portion of the job. c. Employees who fail to wear the safety belt will be written a "warning letter." On the third such "warning letter" the belt will become the sole property of the employee and 50% of the cost of the belt will be deducted from employee's payroll. The employee will at that time be released from the mandatory wearing of the belt. d. The manufacturer's warranty will determine the frequency of Company participation. e. Management may deny continued participation in the program if it determines that the belts create a health or safety problem.

Section 5. - Work by Supervisory Employees

No Supervisor shall perform any of the duties of any employee coming under the jurisdiction of this Agreement except in the case of an emergency. It is agreed that without limitation to other emergencies that may occur the following conditions shall be deemed to be emergencies when:

1) A scheduled employee fails to report to, or perform his/her work. 2) It is necessary for the supervisor to instruct an employee in how to perform his/her work. 3) During his/her scheduled work hours an employee becomes unable to perform his/her work by reason of physical disability.

Section 6. - Sickness

When an employee is sick, they must call in daily as soon as possible or at least by 30 minutes prior to the scheduled work hour. Any employee who is out sick for a period not exceeding two (2) days may return to work without a doctor's permit. If such employee is out sick three (3) days or more a doctor's permit will be required before he/she can return to work.


Section 7. - Rules and Regulations

Both the Company and Union agree to the necessity of Rules and Regulation governing the day-to-day operations of the business. Such rules and regulations have been in effect since May 28, 1973. A Copy of these rules and regulations are attached to this Agreement and are so noted as Exhibit A.


 Article XII.              NO STRIKE, NO LOCKOUT

Section 1. - General

The Company and the Union agree on the need of their service to the public with out interruption. Both recognize the objective as necessary to the security of the Company and its people. Both, therefore, specifically pledge themselves to help assure that security by using the procedures agreed upon between them for the adjustment of disputes and grievances in all cases where there is any difference of opinion concerning the rights of either party under this contract, or the interpretation or application of any provision of it.

Section 2. - No Strike, No Lockout

The Union agrees that there will be no strike, slow down, or other interference with work by any or all of the employees during the life of this Agreement. The company agrees that no lockout against any or all of the employees shall take place during the life of this Agreement.

Section 3. - Discipline and Union Duties.

In the event of a walkout in violation of the above provision, any employee found guilty of instigating, fomenting, actively supporting or condoning such illegitimate strike shall be subject to discipline, including discharge. Union agrees that all possible steps will be taken to preclude or to terminate as soon as possible all strikes or contemplated strikes in violation of this Agreement.


 Article XIII.             GRIEVANCE AND ARBITRATION

Section 1.

         In the event that a dispute arises at any time over wages, hours working conditions or any other aspect of this Agreement, such disputes shall be handled with the following procedure.

Section 2.

The procedure for the settlement or disposition of grievances shall be as follows:

         Step 1: The matter will be submitted in writing and first be discussed between the aggrieved employee, the employee's shift supervisor and the Union Steward if requested by the employee. Such discussion shall take place not later than ten (10) working days after the occurrence of the event giving rise to the grievance. The supervisor shall advise the employee and the Steward of his decision in writing within five (5) working days after the discussion has taken place.

         Step 2: If the supervisor's decision is not acceptable to the Union, it may, within five (5) working days after the supervisor's answer, appeal the supervisor's decision by presenting the grievance in writing to the Director of Human Resources which is to be dated and signed by the aggrieved employee and an authorized Union representative.

         A meeting between the designated Union Representative and the designated Company representative shall be held to discuss the grievance within five (5) working days after it has been presented to the Director of Human Resources. Within five (5) working days after this meeting has been held, the Company shall in writing advise the employee and the Union of its decision.

         Step 3: If the Step 2 answer is not acceptable to the Union, it may within five (5) working days after receiving the Company's Step 2 answer appeal the grievance to the Director of Human Resources. A meeting between the Union Representative, the Company's Representative and the Director of Human Resources (or designated representative for any of them) shall be held to discuss the grievance within five (5) working days after it has been appealed to the Director of Human Resources. Within five (5) working days after this meeting has been held, the Company shall, in writing, advise the Union Representative of its position.

Section 3.

         If a grievance has not been satisfactorily settled by the foregoing procedure, the Union, if it so desires, may request arbitration in accordance with the following Section by so advising the Company in writing within fifteen
(15) working days after receiving the Company's decision under the third step of
Section 2 of this Article.

Section 4.

When arbitration is requested by the Union, the parties within ten (10) working days after the request has been served upon the Company shall attempt to agree on the appointment of an impartial Arbitrator and if no agreement is reached the parties will jointly request the Federal Mediation and Conciliation Service to supply both parties with a panel of seven (7) impartial arbitrators. Either party shall have the right to reject one entire list and to request the submission of another panel. The parties shall alternately strike names from the list and the person whose name last appears shall be designated as the Arbitrator and his appointment shall be binding on both parties and the employees.

Section 5.

Any decision or award of an Arbitrator shall be final and binding on the Union, the Company and the employees.

Section 6.

         In the event a discharge or suspension case is referred to an Arbitrator he shall have the authority to modify the penalty and order reinstatement with full, partial or no back pay. In the event a discharge or suspension grievance is taken to arbitration and a back pay award is determined to be appropriate by the Arbitrator, any interim earnings and unemployment compensation benefits received by the employee shall be deducted from the amount due.

Section 7.

         The Company and the Union shall each pay their own costs incurred in connection with the arbitration. The expense of the neutral arbitration and the cost of the place for holding the hearing shall be shared equally between them.

Section 8.

         Unless the time limits set forth in this Article are extended or waived in writing, failure to comply therewith will constitute a waiver of the grievance and the Company's last decision shall be final and binding. In the event a Company representative does not answer a grievance in any step within the time limit for the answer therein specified, the grievance may be presented to the next succeeding step within five (5) working days from the expiration of such time limit for the Company's answer.

Section 9.

         It is expressly agreed and understood that no employee shall have the right to compel the arbitration of his/her grievance without the written consent of the Union.

Section 10.

         The term "working days" as used in this Article means calendar days exclusive of Saturdays, Sundays and holidays.



 Article XIV.              SCOPE & APPLICATION OF THIS AGREEMENT

Section 1. - General

This agreement incorporates the full and complete understanding of the parties pertaining to the regulation of minimum wages and hours of employment of all the production and maintenance employees of the Company who come within its terms and are not excluded from its operation. This Agreement shall constitute a complete accord and adjustment of all matters between the parties hereto and no complaint shall be filed or considered on account of anything, which has occurred prior to the execution hereof.

Section 2. - Severability

Any provision of this Agreement which may be in violation of State or Federal Acts, statutes, regulations or orders, or revision thereof, now effective or which become effective during the term of this Agreement, shall be considered void. In the event that any provision of this Agreement is thus void, the balance of the Agreement and its provisions shall remain in effect for the term of this Agreement.



 Article XV.                                PENSION

It is hereby agreed to provide pension and retirement benefits as follows:

A. The Company hereby agrees to be bound as a party by all the terms and provisions of the Agreement and Declaration of Trust dated September 11, 1955, as amended, established the Bakery and Tobacco Workers Unions and Industry International Pension Fund (hereby called the Fund) and said Agreement is made part hereof by reference.

B. Commencing with the last day of June 1977, the Company agrees to make payments to the Fund for each employee working in job classifications covered by the said Collective Bargaining Agreements.

Effective October 24, 1997, for each hour or portion thereof, for which an employee subject to the Collective Bargaining Agreements, receives pay, the Company shall make a contribution of sixty (60) cents to the above named pension fund, up to a maximum of forty (40) hours in any week.

For the purpose of this Article, it is understood that contributions shall be payable on behalf of employees from the first day of employment, whether said employees are permanent, temporary or seasonal, full-time or part-time employees, and regardless of whether or not they are members of the union.

C. The payment made in accordance with "B" above shall be allocated as follows: sixty (60) cents per hour to provide for a normal, reduced early retirement and disability pension (Plan A).

D. It is agreed that the pension plan adopted by the Trustees of the said pension fund shall be such as will qualify for approval by the Internal Revenue Service of the United States Treasury Department, so as to enable the Company to treat contributions to the pension fund as a deduction for income purposes.

E. It is hereby agreed to provide pension and retirement benefits as follows:

1. The Company hereby agrees to be bound as a party by all the terms and provisions of the Agreement and Declaration of Trust dated September 11, 1995, as amended, establishing the Bakery and Confectionery Unions and Industry International Pension Fund (herein after called the Fund) and said Agreement is made part hereof by reference.

2.  Commencing  with the 1st day of  ____________________  19  ___________,  the
Company agrees to make payments to the Bakery and Confectionery Union and International Pension Fund for each employee working in job classifications covered by the said Collective Bargaining Agreement as follows:

a. For each day or portion thereof, for which an employee subject to the Collective Bargaining Agreement, receives pay, the Company shall make a contribution of $ __________ to the above named Pension Fund, up to a maximum of forty (40) hours in any week.

For the purpose of this Article, it is understood that contributions shall be payable on behalf of employees from the first day of employment, whether said employees are permanent, temporary, or seasonal, or full-time or part-time employees, and regardless of whether or not they are members of the Union. The term "Employee" does not include a self-employed person, corporate officer, owner or partner.

3. The payment made in accordance with "2" above shall be allocated as follows:

______ per (day) (hour) to provide coverage for a Normal, Reduced, Early Retirement and Disability Pension (Plan A) ______ per (day) (hour) to provide coverage for Vested Deferred Pension (Plan B) _______ per (day) (hour) to provide coverage for an Age and Service Pension (Golden Ninety Plan C) _______ per (day) (hour) to provide coverage for an Age and Service Pension in the event of loss of covered employment due to a permanent reduction in force (Plan CC) ______ per (day) (hour) to provide coverage for an Age and Service Pension (Golden Plan G) _______ per (day) (hour) to provide coverage for Supplemental Pension (Plan D______) _______ per (day) (hour) to provide Health Benefits for Pensioners in accordance with Plan W ______ of said Fund _______ per (day)
(hour) to provide Health Benefits for Pensioners in accordance with Plan P _______ of said Fund

4. It is agreed that the Pension Plan adopted by the Trustees of said Pension Fund shall be such as will qualify for approval by the Internal Revenue Service of the United States Treasury Department, so as to enable the Company to treat contributions to the Pension Fund as a deduction for income tax purposes.

5. Contributions provided for herein shall be paid monthly and shall be accompanied by a completed remittance report. Both payment and report are due on the tenth (10th) day of the month following the month covered by the report. In the event the Company fails promptly to pay the amounts owed, the Company shall pay such collection costs, including court costs, and reasonable attorneys fees, as the Pension Fund shall incur, and shall pay interest at such a rate as the Trustees shall fix from time to time.

6. The payments so made to the Fund shall be used by it to provide retirement benefits for eligible employees in accordance with the Pension Plan for said Fund, as determined by the Trustees of said Fund, to be applied to the eligible employees based on the amount of employer contribution.

7. This clause encompasses the sole and total agreement between the Company and the Union with respect to pensions or retirement.

8. This clause is subject in all respects to the provisions of the Labor Management Relations Act of 1947, as amended and to any other applicable laws.


Company _______________________     Bakery, Confectionery and Tobacco
Workers International Local Union No. _____


By__________________________        By_______________________________

Date________________________        Date______________________________


F. Notwithstanding any provisions, if any, to the contrary contained in the Collectible Bargaining Agreement between the Company and the Union, the Union shall have the right to strikes by giving the Company written notice of its intention to do so not less than forty-eight (48) hours in advance if the Company shall fail to make payment of the contribution due to the Fund for any month on or before the 10th day of the third calendar month following the month for which such be taken by the Union unless and until the Administrative Director of the Fund shall have certified in writing, to the Company and to the Union, that the Company has so failed to pay such contribution. Any strike pursuant to this provision shall be terminated as soon as the Company shall pay the delinquent contribution or shall make arrangements for the payment of it, which meets with the approval of the Administrative Director of the Fund.

G. The payments so made the Fund shall be used by it to provide retirement benefits for eligible employees in accordance with the Pension Plan of said Fund, as determined by the Trustees of said Fund, applied to the eligible employees based on the amount of employer contribution. The Company hereby affirms that he/she has no arrangement for the compulsory retirement of his/her employees except set forth herein.

H. This clause encompasses the sole and total agreement between the Company and the Union with respect to pensions or retirement.

I. This clause is subject in all respects to the provisions of the Labor Management Relations Act of 1947, as amended and to any other applicable laws.


 Article XVI.                       SUCCESSOR CLAUSE

This Agreement shall be binding upon the parties hereto, their successors, administrators, executors and assigns.

 Article XVII.             EFFECTIVE DATE & DURATION FOR AGREEMENT

This Agreement shall become effective as of 12:01 a.m. on November 2, 1998, and shall continue to be in full force and effect until November 9, 2001 at midnight and thereafter from year to year, unless either party hereto shall notify the other by registered letter or certified letter, mailed not less than sixty (60) days prior to November 9, 2001, or any anniversary date thereof, of desire to modify or terminate same, provided, however, in the event any change is made by law, governmental/ruling or regulation in minimum rate of pay or in the present requirement for pay at time and one half (1` 1/2) the regular hourly rate of pay for hours worked in excess of forty (40) hours in any work week, which change requires an adjustment of the wages and/or hours of an employee covered by this Agreement. Either party may elect to reopen this Agreement as of the effective date of any such law, governmental regulation or ruling, for the sole purpose of renegotiating the wage schedule or work week and overtime provision in the said contract or both, depending on which items are affected by such laws, rulings or regulations, by notifying


Doughtie's Foods, Incorporated      Bakery, Confectionery and Tobacco
Workers International Local Union No. 66


By  /s/ W. G. Ratliff               By  /s/ Barry W. Baker
------------------------------      ----------------------------------

Vice President-Operations           BCTWIU International Representative
------------------------------      -----------------------------------
         (Title)                                (Title)

Witness                                     Witness

By  /s/ Sharon R. Stevens           By  Thomas C. Perry
------------------------------      -----------------------------------

Appendix "A"--[intentionally omitted]

Exhibit "A"--[intentionally omitted]

Schedule "A"--[intentionally omitted]